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                                                                 Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE


    __CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
                             TO SECTION 305 (b) (2)

                   NORWEST BANK ARIZONA, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

A NATIONAL BANKING ASSOCIATION                                   86-0069410
(Jurisdiction of incorporation or                              (I.R.S Employer
organization if not a U.S. national                          Identification No.)
bank)

3300 N. Central Avenue
Phoenix, Arizona                                                   85012
(Address of principal executive offices)                        (Zip code)

                   Margaret M. Moore, Assistant Vice President
                   Norwest Bank Arizona, National Association
                              3300 N. Central Ave.
                                Phoenix, AZ 85012
                                 (602) 248-2341
                               (Agent for Service)


                              The Dial Corporation
               (Exact name of obligor as specified in its charter)

DELAWARE                                                          51-0374887
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

15501 N. Dial Blvd
Scottsdale, Arizona                                               85260-1619
(Address of principal executive offices)                          (Zip code)
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                                  $100,000,000
                                  Senior Notes
                       (Title of the indenture securities)


Item 1. General Information. Furnish the following information as to the trustee:

                  (a)      Name and address of each
                           examining or supervising
                           authority to which it is subject.

                           Comptroller of the Currency
                           Treasury Department
                           Washington, D.C.

                           Federal Deposit Insurance Corporation
                           Washington, D.C.

                           The Board of Governors of the Federal Reserve System Washington, D.C.

                  (b) Whether it is authorized to exercise corporate trust powers.

                           The trustee is authorized, as a national bank, to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None with respect to the trustee.

No responses are included for Items 3-15 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 16. List of Exhibits.          List below all exhibits filed as a part of
                                    this Statement of Eligibility. Exhibits are included with this form.

         Exhibit 1.        a.       A copy of the articles of association of the
                                    trustee now in effect. Incorporated by
                                    reference to Exhibit 1 a. of Form T-1 filed with registration statement number 33-62629.

         Exhibit 2.        a.       Authorization of the trustee to commence
                                    business contained in the articles of
                                    association of the trustee now in effect.
                                    Incorporated by reference to Exhibit 2 a.
                                    of Form T-1 filed with registration
                                    statement number 33-62629.

                           b. A copy of the letter of the Comptroller of the Currency dated July 18, 1988, approving the consolidation of the Norwest Capital Management & Trust Company, Scottsdale, Arizona under the title of Norwest Bank Arizona, National Association. Incorporated by reference to Exhibit 2 b. of Form T-1 filed with registration statement number 33-62629.
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                           c.       A copy of the Resolution Establishing and
                                    Appointing Trust Oversight Committee,
                                    pursuant to the proper exercise of fiduciary powers of the trustee under state and federal law including 12 C.F.R. 9, dated April 5, 1994. Incorporated by reference to Exhibit 2 c. of Form T-1 filed with registration statement number 33-62629.

                           d. A copy of the Authorization to Designate Signers of Written Instruments, Documents and Agreements,relating to authorizations effective October 20, 1997.

                           e. A copy of the Resolution Relating to Execution of Written Instruments, dated July 22, 1996.

                           f. A copy of the Certificate of Norwest Bank Arizona, National Association dated
                                    March 3, 1998.

                           g.       A copy of the Signing Authority for
                                    Countersignatures of Bonds dated December 8,
                                    1997.


         Exhibit 3.        a.       Authorization of the trustee to exercise
                                    corporate trust powers is contained in the articles of association, by-laws of the trustee and the Certificate of Norwest Bank
                                    Arizona, National Association.

         Exhibit 4.        a.       A copy of the existing by-laws of the
                                    trustee.  Incorporated by reference to
                                    Exhibit 4 a. of Form T-1 filed with
                                    registration Statement number 33-62629.

         Exhibit 5.        a.       Not applicable.

         Exhibit 6.        a.       The consent of the trustee required by
                                    Section 321 (b) of the Act.

         Exhibit 7.        a.       A copy of the latest report of condition of
                                    the trustee published pursuant to law or the requirement of its supervising or examining authority, that is, the Consolidated Reports of Condition and Income for A Bank With
                                    Domestic Offices Only and Total Assets of
                                    $300 Million or More - FFIEC 032 - report as of close of business December 31, 1997.

         Exhibit 8.        a.       Not applicable
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         Exhibit 9.        a.       Not applicable


                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939. as amended, the trustee, Norwest Bank Arizona, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Phoenix and the State of Arizona on the 3rd day of March 1998.


                                                           NORWEST BANK ARIZONA,
                                                           NATIONAL ASSOCIATION


                                                     /s/ Margaret M. Moore
                                                         Margaret M. Moore
                                                  Assistant Vice President